                                EXHIBIT N - 13

                Market Shares for Utility Companies in the U.S.

                                                        Number of     Portion of Market Served
                              Illinova's  Illinova's      Larger       by Illinova and Larger
  Parameter     Units         Statistics    Share       Companies             Companies
-----------------------------------------------------------------------------------------------
Customers      thousands          968        0.7%          50                  78.5%
Assets         $millions         7,803       1.2%          30                  69.3%
Revenues       $millions         2,069       0.9%          34                  71.8%



                Comparison of Illinova Corp. to Large Utilities

                              Number of Utilities    Average Size
                             Necessary for 50% of      of These      Ratio of These Utilities
  Parameter     Units                U.S.             Utilities         to Illinova
-----------------------------------------------------------------------------------------------
Customers      thousands              22                 3,239                  3
Assets         $millions              18                18,233                  2
Revenues       $millions              19                 6,198                  3


                              Number of Utilities     Average Size
                             Necessary for 80% of      of These      Ratio of These Utilities
  Parameter     Units                U.S.              Utilities         to Illinova
-----------------------------------------------------------------------------------------------
Customers      thousands              54                 2,099                  2
Assets         $millions              44                11,826                  2
Revenues       $millions              46                 4,052                  2

                                EXHIBIT N - 13

               Market Shares for Utilities in the United States
                          Companies sorted by Revenue

                                                   Revenue               Share of    Cumulative
               Holding Company                 (millions of $)   Rank      Total        Share
----------------------------------------------------------------------------------------------------
Southern Company                                    9,763         1        4.2%           4.2%
PG&E Corp.                                          9,077         2        3.9%           8.1%
Public Service Enterprise Group, Inc.               7,429         3        3.2%          11.3%
Edison International                                7,383         4        3.2%          14.5%
TXU                                                 7,327         5        3.2%          17.6%
Entergy Corp.                                       7,205         6        3.1%          20.7%
Unicom Corp.                                        7,136         7        3.1%          23.8%
American Electric Power Co., Inc.                   7,054         8        3.0%          26.9%
Consolidated Edison, Inc.                           6,690         9        2.9%          29.7%
FPL Group, Inc.                                     6,132         10       2.6%          32.4%
Cinergy Corp.                                       5,406         11       2.3%          34.7%
PECO Energy Co.                                     5,266         12       2.3%          37.0%
FirstEnergy Corp.                                   5,264         13       2.3%          39.2%
PacifiCorp                                          4,834         14       2.1%          41.3%
Dominion Resources, Inc.                            4,628         15       2.0%          43.3%
Duke Energy Corp.                                   4,529         16       1.9%          45.3%
Reliant Energy, Inc.                                4,350         17       1.9%          47.1%
Northeast Utilities                                 4,257         18       1.8%          49.0%
GPU, Inc.                                           4,028         19       1.7%          50.7%
DTE Energy Co.                                      3,861         20       1.7%          52.4%
Niagara Mohawk Holdings, Inc.                       3,828         21       1.6%          54.0%
CMS Energy Corp.                                    3,649         22       1.6%          55.6%
PP&L Resources, Inc.                                3,624         23       1.6%          57.1%
Central & South West Corp.                          3,564         24       1.5%          58.7%
Ameren Corp.                                        3,403         25       1.5%          60.1%
New Century Energies, Inc.                          3,248         26       1.4%          61.5%
Carolina Power & Light Co.                          3,167         27       1.4%          62.9%
Northern States Power Co.                           3,087         28       1.3%          64.2%
New England Electric System                         2,774         29       1.2%          65.4%
Constellation Energy Group, Inc.                    2,672         30       1.2%          66.6%
Florida Progress Corp.                              2,648         31       1.1%          67.7%
Allegheny Energy, Inc.                              2,614         32       1.1%          68.8%
Conectiv                                            2,461         33       1.1%          69.9%
Sempra Energy                                       2,360         34       1.0%          70.9%
Illinova Corp.                                      2,069         35       0.9%          71.8%

Everyone else combined                             65,510                 28.2%         100.0%

Total                                             232,297

                                EXHIBIT N - 13

               Market Shares for Utilities in the United States
                          Companies sorted by Assets

                                                    Assets               Share of    Cumulative
               Holding Company                 (millions of $)   Rank      Total        Share
----------------------------------------------------------------------------------------------------
PG&E Corp.                                          30,096        1        4.6%           4.6%
Unicom Corp.                                        26,223        2        4.0%           8.7%
Southern Company                                    25,367        3        3.9%          12.6%
Entergy Corp.                                       21,348        4        3.3%          15.9%
Edison International                                21,121        5        3.2%          19.1%
TXU                                                 20,540        6        3.2%          22.3%
FirstEnergy Corp.                                   20,311        7        3.1%          25.4%
Duke Energy Corp.                                   17,692        8        2.7%          28.1%
American Electric Power Co., Inc.                   16,847        9        2.6%          30.7%
FPL Group, Inc.                                     16,643        10       2.6%          33.3%
Consolidated Edison, Inc.                           16,436        11       2.5%          35.8%
Niagara Mohawk Holdings, Inc.                       15,722        12       2.4%          38.2%
Public Service Enterprise Group, Inc.               15,239        13       2.3%          40.6%
Dominion Resources, Inc.                            14,545        14       2.2%          42.8%
PECO Energy Co.                                     13,409        15       2.1%          44.9%
GPU, Inc.                                           13,361        16       2.1%          46.9%
DTE Energy Co.                                      11,671        17       1.8%          48.7%
PacifiCorp                                          11,624        18       1.8%          50.5%
Northeast Utilities                                 11,486        19       1.8%          52.3%
Cinergy Corp.                                       10,650        20       1.6%          53.9%
Reliant Energy, Inc.                                10,333        21       1.6%          55.5%
Central & South West Corp.                           9,752        22       1.5%          57.0%
CMS Energy Corp.                                     9,716        23       1.5%          58.5%
PP&L Resources, Inc.                                 9,373        24       1.4%          59.9%
Ameren Corp.                                         9,225        25       1.4%          61.3%
Carolina Power & Light Co.                           9,139        26       1.4%          62.7%
Constellation Energy Group, Inc.                     9,091        27       1.4%          64.1%
New Century Energies, Inc.                           8,751        28       1.3%          65.5%
Western Resources, Inc.                              8,543        29       1.3%          66.8%
Northern States Power Co.                            8,110        30       1.2%          68.1%
Illinova Corp.                                       7,803        31       1.2%          69.3%

Everyone else combined                             199,832                30.7%           100%

                                                   650,001

                                EXHIBIT N - 13

                    Market Shares for Utilities in the United States Companies sorted by Number of Customers


                                                  Customers              Share of    Cumulative
               Holding Company                   (thousands)     Rank      Total        Share
----------------------------------------------------------------------------------------------------
PG&E Corp.                                          8,438         1        6.0%           6.0%
Sempra Energy                                       6,772         2        4.8%          10.8%
Edison International                                4,284         3        3.0%          13.8%
Consolidated Edison, Inc.                           4,068         4        2.9%          16.7%
TXU                                                 3,902         5        2.8%          19.5%
Southern Company                                    3,761         6        2.7%          22.1%
FPL Group, Inc.                                     3,615         7        2.6%          24.7%
Public Service Enterprise Group, Inc.               3,487         8        2.5%          27.2%
Unicom Corp.                                        3,445         9        2.4%          29.6%
CMS Energy Corp.                                    3,167         10       2.2%          31.8%
American Electric Power Co., Inc.                   2,955         11       2.1%          33.9%
New Century Energies, Inc.                          2,579         12       1.8%          35.8%
Entergy Corp.                                       2,482         13       1.8%          37.5%
FirstEnergy Corp.                                   2,161         14       1.5%          39.1%
Houston Industries, Inc.                            2,107         15       1.5%          40.5%
Niagara Mohawk Holdings, Inc.                       2,078         16       1.5%          42.0%
DTE Energy Co.                                      2,062         17       1.5%          43.5%
GPU, Inc.                                           2,030         18       1.4%          44.9%
Northern States Power Co.                           2,006         19       1.4%          46.3%
Dominion Resources, Inc.                            1,977         20       1.4%          47.7%
Duke Energy Corp.                                   1,968         21       1.4%          49.1%
PECO Energy Co.                                     1,903         22       1.3%          50.5%
Cinergy Corp.                                       1,871         23       1.3%          51.8%
Nicor, Inc.                                         1,865         24       1.3%          53.1%
Ameren Corp.                                        1,803         25       1.3%          54.4%
Columbia Energy Group, Inc.                         1,763         26       1.2%          55.7%
Central & South West Corp.                          1,735         27       1.2%          56.9%
Northeast Utilities                                 1,729         28       1.2%          58.1%
Consolidated Natural Gas Co.                        1,724         29       1.2%          59.3%
Constellation Energy Group, Inc.                    1,636         30       1.2%          60.5%
Reliant Energy, Inc.                                1,596         31       1.1%          61.6%
PacifiCorp                                          1,454         32       1.0%          62.7%
Puget Sound Energy, Inc.                            1,414         33       1.0%          63.7%
Allegheny Energy, Inc.                              1,410         34       1.0%          64.7%
AGL Resources, Inc.                                 1,405         35       1.0%          65.6%
Florida Progress Corp.                              1,341         36       1.0%          66.6%
Alliant Energy Corp.                                1,287         37       0.9%          67.5%
MidAmerican Energy Holdings Co.                     1,270         38       0.9%          68.4%
PP&L Resources, Inc.                                1,250         39       0.9%          69.3%
UtiliCorp United, Inc.                              1,199         40       0.8%          70.1%
MCN Energy Group, Inc.                              1,187         41       0.8%          71.0%
Carolina Power & Light Co.                          1,169         42       0.8%          71.8%
MarketSpan Corp.                                    1,143         43       0.8%          72.6%
LG&E Energy Corp.                                   1,119         44       0.8%          73.4%
NiSource, Inc.                                      1,112         45       0.8%          74.2%
Energy East Corp.                                   1,053         46       0.7%          75.0%
Conectiv                                            1,043         47       0.7%          75.7%
New England Electric System                         1,009         48       0.7%          76.4%
Southern Union Co.                                  1,006         49       0.7%          77.1%
Wisconsin Energy Corp.                              1,005         50       0.7%          77.8%
Illinova Corp.                                        968         51       0.7%          78.5%

Everyone else combined                             30,322                 21.5%         100.0%

Total                                             141,133